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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the registration of 121,000 Class A Common Shares, of our report dated November 17, 2000, with respect to the consolidated financial statements of Hickok Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                               /s/ Meaden & Moore, Ltd.

                                               MEADEN & MOORE, LTD.

Cleveland, Ohio
June 6, 2001